UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 11, 2019 (February 7, 2019)

The Providence Service Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	700 Canal Street, Third Floor Stamford, Connecticut	06902

	(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (203) 307-2800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of The Providence Service Corporation (the “Company”) approved compensation terms for 2019 for R. Carter Pate, the Company’s Interim Chief Executive Officer, which increased his compensation in recognition of Mr. Pate’s performance in 2018 in connection with several key projects including the Company’s previously announced organizational consolidation plan, LogistiCare Solutions, LLC’s acquisition of Circulation, Inc., and the sale of the Company’s WD Services segment, and in anticipation of his continued contributions in 2019.

The Committee increased Mr. Pate’s base salary from $500,000 to $750,000, retroactive to January 1, 2019. Mr. Pate will also be eligible for a cash bonus payment (the “2019 Bonus”) under the Company’s 2019 Annual Incentive Program, with a target amount of $750,000. Mr. Pate will not be paid the 2019 Bonus unless he remains employed with the Company through December 31, 2019. In addition, The Committee granted Mr. Pate an award of 23,317 shares of restricted stock (the “Restricted Shares”), representing a value of $1,500,000 based on the closing price per share of the Company’s stock on the grant date. The Restricted Shares will become vested if Mr. Pate remains employed with the Company through December 31, 2019.

If the Company terminates Mr. Pate’s employment during 2019 because his services are no longer required, the Restricted Shares will vest and Mr. Pate will be entitled to the remaining unpaid portion of his 2019 base salary and payment of the 2019 Bonus in an amount based on actual achievement of the performance measures.

If a change in control of the Company occurs during 2019, the Restricted Shares will vest and Mr. Pate will be entitled to the remaining unpaid portion of his 2019 base salary and payment of the 2019 Bonus at the target level.

Mr. Pate’s employment agreement, previously filed on November 15, 2017, will be amended to reflect the terms above. All other terms of Mr. Pate’s employment agreement will remain in effect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PROVIDENCE SERVICE CORPORATION
Date: February 11, 2019	By:	/s/ Kevin M. Dotts
	Name:	Kevin M. Dotts
	Title:	Chief Financial Officer